 Exhibit 99.1

FlexShopper, Inc. Reports 2020 Third Quarter Financial Results;

Net Revenues Up 5.0% to $23.4 million; Originations Ramped Up Into Quarter End

BOCA RATON, Fla., November 9, 2020 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter ended September 30, 2020, highlighted by sharp growth in originations in the last month of the quarter.

Results for Quarter Ended September 30, 2020 vs. Quarter Ended September 30, 2019:

●	Net lease revenues and fees increased 5.0% to $23.4 million from $22.3 million

●	FlexShopper originated 47,317 gross leases, up 29.5% from 36,531

●	Gross lease originations increased $5.6 million, or 32.8%, to $22.7 million from $17.1 million

●	The average origination value increased by 2.5%, to $480 from $468

●	Net income of $289 thousand compared with net income of $1.4 million

●	Net loss attributable to common stockholders of $(0.3) million, or $(0.02) per diluted share, compared net income of $0.8 million, or $0.04 per diluted share

●	Gross profit increased 8.4% to $8.9 million from $8.2 million

●	Adjusted EBITDA[1] decreased to $2.1 million compared to $3.2 million

Results for Nine Months Ended September 30, 2020 vs. Nine Months Ended September 30, 2019:

●	Net lease revenues and fees increased 9.4% to $69.9 million from $63.9 million

●	FlexShopper originated 117,294 gross leases, up 22.5% from 95,731

●	Gross lease originations increased $10.5 million, or 23.5%, to $55.1 million from $44.6 million

●	The average origination value increased to $470 from $466

●	Net income of $79 thousand compared with net income of $1.6 million

●	Net loss attributable to common stockholders, inclusive of deemed dividend expense of $0.7 million in Q1, of $(2.4) million, or $(0.12) per diluted share, compared to $(0.2) million, or $(0.01) per diluted share

●	Gross profit increased 15.5% to $24.3 million from $21 million

●	Adjusted EBITDA[1] decreased to $6.2 million from $7.3 million

¹Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

Third Quarter 2020 Highlights and Recent Developments

●	Rate of origination growth accelerated through the quarter. FlexShopper recorded growth in gross lease originations of 32.8% in the third quarter with month of September originations representing the largest non-holiday month of originations in the Company’s history. The strong activity experienced in September followed market testing in August and into early September that was undertaken in order to confirm payment activity would conform to expectations.

●	Payments activity continues to be firm. Continuing the trend cited by the Company on its Q2 earnings call, customer payment activity has remained firm. Additionally, market testing performed by the company beginning late in the second quarter and continuing through mid-third quarter demonstrated a continuation of this trend.

●	B-to-B lease originations in September set a record high. The addition of new retail partners and the rebounding from COVID and optimizing of existing retail relationships made September our largest B2B lease origination month since inception. We are also successfully broadening our retail categories across tires, furniture and electronics.

●	Investments in marketing during the third quarter and continuing in the fourth quarter. Following market testing noted earlier, FlexShopper began ramping up its digital marketing during the third quarter and expects to continue doing so in the fourth quarter. This marketing program began to yield results as originations accelerated into quarter-end and have continued into the fourth quarter.

●	Enhanced underwriting methodologies are expected to drive improved returns. As noted on prior investor calls, the company has emphasized a focus on Return on Investment/Return on Capital-oriented management. The company has worked to bolster its underwriting algorithms which, coupled with renewed investment in marketing, are expected to produce revenue growth and further improvements in profitability.

Rich House, CEO, stated, “We have discussed previously our methodical approach to marketing and underwriting in response to the COVID-impacted landscape. In particular, we thought it prudent to conduct market testing before pursuing significant origination growth in the B-to-C channel. I am pleased to report that our testing yielded the results we desired and, as a result, we sharply increased our digital marketing efforts during the third quarter for the B-to-C segment. That push resulted in significant growth in originations in September, with the month’s originations of 13,575 leases, representing the best non-holiday month for B-to-C originations in the Company’s history.”

Mr. House continued, “Our historical retail partners are still contending with physical store activity that is roughly 20% below pre-COVID levels and that impacts the volume of originations we have seen in our B-to-B channel. At the same time, our new partners, that we mentioned on the last call, enabled September to be the largest B-to-B channel origination month in the Company’s history. Although significant, virus-driven macro uncertainty exists, we believe our business is poised for growth.”

Additionally, Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition of this measure under “Non-GAAP Measures.”

Conference Call Details

Date: Tuesday, November 10, 2020

Time: 9:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-3944

International callers: (412) 902-0038

Access by Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link: https://78449.themediaframe.com/dataconf/productusers/fpay/mediaframe/41428/indexl.html. An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019

Revenues:
Lease revenues and fees, net	$23,391,348	$22,267,261	$69,989,333	$63,953,196
Lease merchandise sold	1,178,716	665,074	3,953,608	2,374,876
Total revenues	24,570,064	22,932,335	73,942,941	66,328,072

Costs and expenses:
Cost of lease revenues, consisting of depreciation and impairment of lease merchandise	14,886,798	14,248,969	46,982,002	43,787,216
Cost of lease merchandise sold	763,728	457,399	2,685,599	1,521,244
Marketing	1,650,717	868,452	3,619,911	2,031,227
Salaries and benefits	2,499,235	2,189,629	7,324,620	5,984,797
Operating expenses	3,528,890	2,718,110	10,037,743	8,156,238
Total costs and expenses	23,329,368	20,482,559	70,649,875	61,480,722

Operating income	1,240,696	2,449,776	3,293,066	4,847,350

Interest expense including amortization of debt issuance costs	951,336	1,061,794	3,214,083	3,265,771
Net income	289,360	1,387,982	78,983	1,581,579

Deemed dividend from exchange offer of warrants	-	-	713,212	-
Dividends on Series 2 Convertible Preferred Shares	609,772	609,717	1,829,217	1,828,167
Net income/ (loss) attributable to common stockholders	$(320,412)	$778,265	$(2,463,446)	$(246,588)

Basic and diluted loss per common share:
Basic and diluted	$(0.02)	$0.04	$(0.12)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,358,141	17,666,193	20,872,940	17,661,134
Diluted	21,358,141	19,798,386	20,872,940	17,661,134

FLEXSHOPPER, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$6,750,019	$6,868,472
Accounts receivable, net	7,855,320	8,272,332
Prepaid expenses	794,089	672,242
Lease merchandise, net	30,658,104	31,063,104
Total current assets	46,057,532	46,876,150

PROPERTY AND EQUIPMENT, net	5,563,604	5,260,407

OTHER ASSETS, net	73,085	78,335
Total assets	$51,694,221	$52,214,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,053,768	$4,567,889
Accrued payroll and related taxes	307,120	513,267
Current portion of loan payable under credit agreement to beneficial shareholder, net of $37,685 at 2020 of unamortized issuance costs	14,297,514	-
Current portion of promissory notes to related parties, net of $12,414 at 2020 and $5,333 at 2019 of unamortized issuance costs, including accrued interest	4,797,051	1,067,740
Current portion of promissory note - Paycheck Protection Program	1,170,602	-
Accrued expenses	1,454,303	1,372,901
Lease liability - current portion	159,521	27,726
Total current liabilities	27,239,879	7,549,523

Loan payable under credit agreement to beneficial shareholder, net of $26,918 at 2020 and $281,138 at 2019 of unamortized issuance costs and current portion	10,212,510	28,904,738
Promissory notes to related parties, net of $24,828 at 2019 of unamortized issuance costs and current portion	-	3,725,172
Promissory note - Paycheck Protection Program, net of current portion	751,312	-
Accrued payroll and related taxes less current portion	268,255	-
Lease liabilities less current portion	1,986,209	2,067,184
Total liabilities	40,458,165	42,246,617

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at 2020 and 171,191 shares at 2019 at $5.00 stated value	851,660	855,955
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,359,445 shares at 2020 and 17,783,960 shares at 2019	2,136	1,779
Additional paid in capital	36,506,457	35,313,721
Accumulated deficit	(48,076,197)	(48,155,180)
Total stockholders’ equity	11,236,056	9,968,275
	$51,694,221	$52,214,892

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months ended September 30, 2020 and 2019

(unaudited)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$78,983	$1,581,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and impairment of lease merchandise	46,982,002	43,787,216
Other depreciation and amortization	1,889,690	1,879,935
Compensation expense related to issuance of stock options and warrants	1,052,281	530,724
Provision for doubtful accounts	23,643,556	25,075,156
Interest in kind added to promissory notes balance	7,814	-
Changes in operating assets and liabilities:
Accounts receivable	(23,226,544)	(26,675,773)
Prepaid expenses and other	(120,482)	(290,556)
Lease merchandise	(46,577,002)	(35,764,135)
Security deposits	2,943	1,334
Accounts payable	485,878	(5,656,655)
Accrued payroll and related taxes	62,108	(161,009)
Accrued expenses	273,903	(317,173)
Net cash provided by operating activities	4,555,130	3,990,643

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(2,099,654)	(1,664,580)
Net cash used in investing activities	(2,099,654)	(1,664,580)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payment under finance lease obligation	(4,891)	(1,243)
Refund of equity issuance related costs	-	23,147
Proceeds from exercise of warrants	131,250	-
Proceeds from exercise of stock options	5,267	-
Proceeds from promissory notes - Paycheck Protection Program, net of fees	1,914,100	-
Proceeds from promissory notes to related parties, net of fees	-	3,440,000
Proceeds from loan payable under credit agreement	2,412,000	2,523,828
Repayment of loan payable under credit agreement	(7,023,250)	(10,528,488)
Repayment of promissory note	-	(500,000)
Repayment of instalment loan	(8,405)	(8,405)
Debt issuance related costs	-	(243,750)
Net cash used in financing activities	(2,573,929)	(5,294,911)

DECREASE IN CASH	(118,453)	(2,968,848)

CASH, beginning of period	$6,868,472	$6,141,210

CASH, end of period	$6,750,019	$3,172,362

Supplemental cash flow information:
Interest paid	$3,021,833	$2,700,709
Deemed dividend from exchange offer of warrants	$713,212	$-
Conversion of preferred stock to common stock	$4,295	$341,070

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased inventory), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three and nine months ended September 30, 2020 and 2019 were as follows:

	Three months ended September 30,
	2020	2019	$ Change	% Change
Adjusted EBITDA:
Net income	$289,360	$1,387,982	(1,098,622)	(79.2)
Amortization of debt costs	50,050	111,506	(61,456)	(55.1)
Other amortization and depreciation	593,267	531,289	61,978	11.7
Interest expense	901,286	950,288	(49,002)	(5.2)
Stock compensation	169,393	117,134	52,259	44.6
Non-recurring product/infrastructure expenses	97,390	79,272	18,118	22.9
Adjusted EBITDA	$2,100,746	$3,177,471	(1,076,725)	(33.9)

	Nine months ended September 30,
	2020	2019	$ Change	% Change
Adjusted EBITDA:
Net income	$78,983	$1,581,579	$(1,502,596)	(95.0)
Amortization of debt costs	234,283	230,340	3,943	1.7
Other amortization and depreciation	1,655,406	1,649,597	5,809	0.4
Interest expense	2,979,800	3,035,431	(55,631)	(1.8)
Stock compensation	793,241	445,906	347,335	77.9
Non-recurring product/infrastructure expenses	281,830	306,383	(24,553)	(8.0)
Warrants compensation- consulting agreement	139,480	43,200	96,280	222.9
Adjusted EBITDA	$6,163,023	$7,292,436	$(1,129,413)	(15.0)

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) as well as its patented and patent pending systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s financial guidance for fiscal year 2019. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations during the holiday season, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

Jeremy Hellman

Vice President

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.